SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                               6584 POPLAR AVENUE
                                   SUITE 340
                            MEMPHIS, TENNESSEE 38138

                                                                  April 30, 1998

     TO THE SHAREHOLDERS OF
     MID-AMERICA APARTMENT COMMUNITIES, INC.

          In connection with the Annual Meeting of Shareholders of your company to be held on June 4, 1998, we enclose a Notice of Annual Meeting of Shareholders, a Proxy Statement and a form of Proxy.

          At the meeting you will be asked to elect three Class I directors to serve until the annual meeting of shareholders of the Company in 2001 and one Class III director to serve until the annual meeting of shareholders of the Company in 2000 or until their successors are duly elected and qualified. You will also be asked to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1998. Information about these matters is contained in the attached Proxy Statement.

          Detailed information relating to the Company's activities and operating performance during 1997 is contained in the Annual Report to Shareholders of the Company, which is being mailed to you with this Proxy Statement, but is not a part of the proxy soliciting material. If you do not receive or have access to the 1997 Annual Report, please notify Mark S. Martini, Secretary, Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 340, Memphis, Tennessee 38138.

          You are cordially invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to balloting. We urge you to return your proxy card to us in the stamped envelope as soon as possible.

                                          Very truly yours,
                                          /s/ GEORGE E. CATES
                                          George E. Cates
                                          CHIEF EXECUTIVE OFFICER

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                               6584 POPLAR AVENUE
                                   SUITE 340
                            MEMPHIS, TENNESSEE 38138

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 4, 1998
                            ------------------------

     Notice is hereby given that the annual meeting of shareholders (the "Annual Meeting") of Mid-America Apartment Communities, Inc. (the "Company") will be held on June 4, 1998, at 5:00 P.M., local time, at Lincoln on the Green at Southwind, 8345 Championship Drive, Memphis, Tennessee 38125, for the following purposes:

          1. To elect three Class I directors to serve until the annual meeting of shareholders of the Company in 2001 and one Class III director to serve until the annual meeting of shareholders of the Company in 2000 or until their successors have been duly elected and qualified.

          2. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1998.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on April 13, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting of shareholders. The stock transfer books of the Company were closed at that time.

     There is enclosed, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting, the nominees for election to the Board of Directors of the Company, and the independent auditors of the Company.

                                          By Order of the Board of Directors
                                          /s/ MARK S. MARTINI
                                          Mark S. Martini
                                          SECRETARY

                                   IMPORTANT

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE ALREADY SENT IN A PROXY.

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
                               6584 POPLAR AVENUE
                                   SUITE 340
                            MEMPHIS, TENNESSEE 38138
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 4, 1998
                            ------------------------

                              GENERAL INFORMATION

     This statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of shareholders (the "Annual Meeting") of Mid-America Apartment Communities, Inc. (the "Company") to be held on June 4, 1998 at 5:00 P.M., local time, at Lincoln on the Green at Southwind, 8345 Championship Drive, Memphis, Tennessee 38125 and at any adjournment or adjournments thereof. The mailing address of the principal executive office of the Company is 6584 Poplar Avenue, Suite 340, Memphis, Tennessee 38138.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction where, or from any person to whom it is unlawful to make such proxy solicitation. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

THE PROXY

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Company who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. It is expected that this Proxy Statement will first be sent to shareholders on or about April 30, 1998.

     Shareholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. If no instruction is indicated on the proxy, the named holders of the proxies will vote all such shares of Common Stock (hereinafter defined) of such holder (i) FOR the election as directors of the nominees named herein, and (ii) FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1998. The shareholder giving the proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of the Company prior to the Annual Meeting or by attending the Annual Meeting and voting in person. The named holders of proxies also will use their discretion in voting the shares of Common Stock in connection with any other business that properly may come before the Annual Meeting.

VOTING RIGHTS

     Each outstanding share of the Company's common stock, $.01 par value (the "Common Stock") is entitled to one vote. Cumulative voting is not permitted. Only shareholders of record at the close of business on April 13, 1998 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of the close of business on April 13, 1998, the Company had outstanding 18,610,912 shares of Common Stock.

     No specific provision of the Tennessee Business Corporation Act, the Company's Charter or the Company's Bylaws addresses the issue of abstentions or broker non-votes. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner with respect to voting on certain proposals. In such cases, absent specific voting instructions from the beneficial owner, the broker may not vote on these proposals. This results in what is known as a "broker non-vote." A "broker non-vote" will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum. Because the election of directors and ratification of the selection of independent auditors are routine matters for which specific instructions from beneficial owners will not be required, the Company does not anticipate that any "broker non-votes" will arise in the context of the election of directors or the ratification of the selection of independent auditors. Votes "withheld" from a director-nominee or from the ratification of the selection of independent auditors have the effect of a negative vote because a plurality of the shares cast at the Annual Meeting is required for the election of each director and the ratification of the selection of independent auditors.

                                 REQUIRED VOTE

     Under Tennessee law, the Company's Charter and Bylaws, if a majority of the votes entitled to be cast is present at the Annual Meeting so as to constitute a quorum, in person or by proxy, approval of each matter submitted to the shareholders of the Company for a vote at the Annual Meeting will require the affirmative vote of a plurality of the votes cast.

                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of April 13, 1998, regarding each person known to the Company to be the beneficial owner of more than five percent of its Common Stock:

                                           AMOUNT AND NATURE OF
  NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP    PERCENT OF CLASS(1)
----------------------------------------   --------------------    -------------------
Boston Partners Asset Management,
  L.P...................................         1,206,356(2)              6.5%
One Financial Center, 43rd Floor
Boston, MA 02111
Snyder Capital Management, L.P. ........         1,088,850(3)              5.9
350 California Street, Suite 14600
San Francisco, CA 94104-1436
John F. Flournoy........................         1,109,260(4)              5.9
900 Brookstone Center Parkway
Columbus, GA 31904

------------

(1) Based on 18,610,912 shares of Common Stock outstanding on April 13, 1998, plus, with respect to Mr. Flournoy, the number of shares of Common Stock issuable by the Company to him in exchange for units of limited partnership interests in Mid-America Apartments, L.P. ("Units").

(2) The information set forth is based on a Schedule 13G filed by Boston Partners Asset Management, L.P. on February 14, 1998 that indicates beneficial ownership of 1,206,356 shares of Common Stock, of which it has shared voting and dispositive power over all of such shares of Common Stock.

(3) The information set forth is based on a Schedule 13G filed by Snyder Capital Management, L.P. on February 19, 1998 that indicates beneficial ownership of 1,088,850 shares of Common Stock, of which it has sole voting power over 65,600 shares, shared voting power over 947,250 shares, sole dispositive power over 65,600 shares, and shared dispositive power over 1,023,250 shares.

(4) Includes 1,067,989 shares owned directly by Mr. Flournoy and 41,271 shares that Mr. Flournoy has the current right to acquire upon redemption of Units.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of April 13, 1998 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group:

                                           AMOUNT AND
                                           NATURE OF        PERCENT
                                           BENEFICIAL          OF
NAME OF BENEFICIAL OWNER                   OWNERSHIP        CLASS(1)
----------------------------------------   ----------       --------
John F. Flournoy**......................   1,109,260 (2)       5.9%
George E. Cates.........................     717,217 (3)       3.8
Robert F. Fogelman**....................     649,200 (4)       3.4
O. Mason Hawkins........................     353,817 (5)       1.9
W. Randall Jones........................     166,425 (6)      *
Simon R.C. Wadsworth....................     146,380 (7)      *
H. Eric Bolton..........................     136,417 (8)      *
John J. Byrne, III**....................      73,900 (9)      *
Ralph Horn..............................       2,000          *
John S. Grinalds**......................         112          *
All Directors, Nominees and Executive
  Officers
  as a Group (10 Persons)...............   3,354,728          16.8%

------------

(1) Based on 18,610,912 shares of Common Stock outstanding on April 13, 1998, plus, with respect to each listed person (or all listed persons, as a group), the number of shares of Common Stock issuable by the Company to such person or group in exchange for Units plus the number of shares of Common Stock issuable to such person (or group) in respect of currently exercisable options. The total number of shares used in calculating this percentage assumes that none of the Units or exercisable options held by other persons are redeemed for shares of Common Stock.

(2) Includes 1,067,989 shares owned directly by Mr. Flournoy and 41,271 shares that Mr. Flournoy has the current right to acquire upon redemption of Units.

(3) Includes 344,654 shares owned directly by Mr. Cates, 239,436 shares that Mr. Cates has the current right to acquire upon redemption of Units, 80,000 shares that Mr. Cates has the current right to acquire upon the exercise of options that are currently exercisable and 53,127 shares owned by the Company's ESOP over which Mr. Cates shares voting power. Excludes 2,123 shares owned by Mr. Cates' wife, over which Mr. Cates exercises no voting or investment power and with respect to which Mr. Cates disclaims beneficial ownership.

(4) Includes 78,500 shares owned directly by Mr. Fogelman, 570,500 shares that Mr. Fogelman has the current right to acquire upon redemption of Units, and 200 shares that Mr. Fogelman has the current right to acquire upon the exercise of options that are currently exercisable.

(5) Includes 194,799 shares owned directly by Mr. Hawkins, 158,618 shares that Mr. Hawkins has the current right to acquire upon redemption of Units, and 400 shares that Mr. Hawkins has the current right to acquire upon the exercise of options that are currently exercisable.

(6) Includes 162,501 shares owned directly by Mr. Jones and 3,924 shares that Mr. Jones has the current right to acquire upon redemption of Units.

(7) Includes 22,122 shares owned directly by Mr. Wadsworth, 102,189 shares that Mr. Wadsworth has the current right to acquire upon redemption of Units, and 22,069 shares that Mr. Wadsworth has the current right to acquire upon the exercise of options that are currently exercisable.

(8) Includes 4,317 shares owned directly by Mr. Bolton, 110,000 shares that Mr. Bolton has the current right to acquire upon redemption of Units and 22,100 shares that Mr. Bolton has the current right to acquire upon the exercise of options that are currently exercisable.

(9) Includes 73,500 shares owned directly by Mr. Byrne and 400 shares that Mr. Byrne has the current right to acquire upon the exercise of options that are currently exercisable.

*  Represents less than 1% of total.

** Nominee.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company presently has an Audit Committee and a Compensation Committee composed of certain of its directors who are not employees of the Company or any affiliate thereof ("Independent Directors"). The Company may, from time to time, form other committees as circumstances warrant. Such committees have authority and responsibility as delegated by the Board of Directors.

     AUDIT COMMITTEE. The Audit Committee of the Board of Directors is composed of Messrs. Hawkins (Chairman), Byrne, Fogelman, Horn and General Grinalds. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met twice during 1997.

     COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors is composed of Messrs. Byrne (Chairman), Fogelman, Hawkins, Horn and General Grinalds. The Compensation Committee determines compensation (if any) for the Company's executive officers and administers the Company's Amended and Restated 1994 Restricted Stock and Stock Option Plan and the Company's Non-Qualified Executive Deferred Compensation Plan. The Compensation Committee met once during 1997.

     DIRECTOR MEETINGS. The business of the Company is under the general management of its Board of Directors as provided by the Company's by-laws and the laws of Tennessee, the Company's state of incorporation. The Board of Directors regularly meets quarterly during the Company's fiscal year. There are presently nine directors. The Board of Directors held four regular meetings and one special meeting during 1997, and all appointed directors attended all of the meetings with the exception of Michael B. Yanney (a former director), who did not attend one meeting.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or one of its subsidiaries do not receive additional remuneration as directors. Prior to 1995, the Company's Independent Directors were awarded 2,500 shares of Common Stock for their services as director. The directors' rights in the Common Stock vest at the rate of 500 shares per year beginning in 1994. Each director is entitled to receive the distributions paid on his shares of Common Stock prior to vesting. Directors who cease to be directors will forfeit any shares not previously vested prior to the termination of that person's service on the board of directors. Independent Directors added since June 1995 are compensated $15,000 annually. During 1997, the Company granted to Messrs. Fogelman and Yanney options to purchase 1,000 shares of Common Stock each and granted to Messrs. Hawkins and Byrne, Committee Chairmen, options to purchase 2,000 shares of Common Stock each.

NOMINEES FOR DIRECTORS

     The Company's Charter divides the Board of Directors into three classes as nearly equal in number as possible, with each class serving a term of three years. One class of Directors is elected by the shareholders of the Company at each annual meeting. The Board of Directors has set at nine the number of directors constituting the full Board of Directors.

     The Board of Directors proposes to nominate the following four individuals for election to serve as directors of the Company. Messrs. Byrne, Fogelman, Flournoy and General Grinalds are currently directors of the Company, Mr. Flournoy and General Grinalds having been appointed by the Board of Directors in November 1997 to fill newly-created seats on the Board of Directors. The remaining members of the Board of Directors listed below will continue as members thereof until their respective terms expire as indicated below.

     Unless a shareholder specifies otherwise, it is intended that such shareholder's shares of Common Stock will be voted for the election of the nominees to serve as directors until the annual meetings disclosed below and until their successors are elected and qualified. If any nominee shall become unavailable or unwilling to serve the Company as a director for any reason, the persons named in the Proxy Form are expected to consult with the management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated his willingness to serve as a director of the Company if elected.

--------------------------------------------------------------------------------
                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS
                             (TERMS EXPIRING 2001)
--------------------------------------------------------------------------------

JOHN J. BYRNE III, age 38. Mr. Byrne has served as a director of the Company since May 1995. Mr. Byrne founded Cirque Property L.C., a real estate acquisitions and property management company headquartered in Salt Lake City, Utah, in 1986, and since that time has served as its President and Managing Member.

Committees: Audit, Compensation
--------------------------------------------------------------------------------

ROBERT F. FOGELMAN, age 62. Mr. Fogelman has served as a director of the Company since July 1994 and has been the President of Fogelman Investment Company, a privately-owned investment firm for more than five years.

Committees: Audit, Compensation
--------------------------------------------------------------------------------

JOHN F. FLOURNOY, age 57. Mr. Flournoy has served as the Vice-Chairman of the Board of Directors of the Company and President of Flournoy Development Company (a subsidiary of the Company) since November 1997. Prior to the acquisition of Flournoy Development Company and certain related entities by the Company in November 1997, Mr. Flournoy served as the Chairman and Chief Executive Officer of Flournoy Development Company for more than five years. Mr. Flournoy currently serves as a director of W.C. Bradley Co. and is on the advisory board of Columbus Bank and Trust Company.

Committees: None

--------------------------------------------------------------------------------
                   NOMINEE FOR ELECTION AS CLASS III DIRECTOR
                             (TERMS EXPIRING 2000)
--------------------------------------------------------------------------------

JOHN S. GRINALDS, age 60. General Grinalds has served as a director of the Company since November 1997. General Grinalds became the President of The Citadel, Charleston, South Carolina in 1997. Prior to assuming the presidency of The Citadel, General Grinalds was the headmaster of Woodberry Forest School in Virginia. From 1989 through 1991, General Grinalds held the rank of Major General and was the commanding general of the Marine Corps Recruit Depot in San Diego, California.

Committees: Audit, Compensation

--------------------------------------------------------------------------------
                        INCUMBENT DIRECTORS -- CLASS II
                             (TERMS EXPIRING 1999)
--------------------------------------------------------------------------------

O. MASON HAWKINS, age 50. Mr. Hawkins has served as a director of the Company since October 1993 and is Chairman and Chief Executive Officer of Southeastern Asset Management, Inc., a registered investment advisor, since 1975. He is also a director of Longleaf Partners Funds Trust, a registered investment company of which Southeastern Asset Management, Inc. serves as investment advisor, for more than five years.

Committees: Audit, Compensation
--------------------------------------------------------------------------------

H. ERIC BOLTON, JR., age 41. Mr. Bolton is President, Chief Operating Officer and a director of the Company. Mr. Bolton joined the Company in 1994 as Vice-President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton was with Trammell Crow Company for more than five years and prior to joining the Company was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors.

Committees: None
--------------------------------------------------------------------------------

RALPH HORN, age 57. Mr. Horn has served as a director of the Company since April 1998 and is Chairman of the Board, President and Chief Executive Officer of First Tennessee National Corporation. Mr. Horn was elected President, Chief Operating Officer, and a Director of First Tennessee National Corporation in July 1991, Chief Executive Officer in April 1994, and Chairman of the Board, effective January 1, 1996. Mr. Horn is also a director of Harrah's Entertainment, Inc.

Committees: Audit, Compensation

--------------------------------------------------------------------------------

                        INCUMBENT DIRECTORS -- CLASS III
                             (TERMS EXPIRING 2000)
--------------------------------------------------------------------------------

GEORGE E. CATES, age 60. Mr. Cates is the Chief Executive Officer and Chairman of the Board of Directors of the Company since October 1993. Mr. Cates served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since inception of the Company in February 1994 through December 1996. Mr. Cates was President and Chief Executive Officer of The Cates Company from 1977 until its merger with the Company in February 1994. Mr. Cates is also a director of First Tennessee National Corporation.

Committees: None
--------------------------------------------------------------------------------

SIMON R. C. WADSWORTH, age 51. Mr. Wadsworth is Executive Vice-President, Chief Financial Officer and a director of the Company since March 1994. Mr. Wadsworth was President of TMF, Inc., an industrial equipment dealership, from 1981 until March 1994.

Committees: None
--------------------------------------------------------------------------------

CERTAIN TRANSACTIONS WITH MANAGEMENT

     On July 23, 1997, the Company purchased the building in which its principal office is located from a partnership in which Mr. Cates had a 6.9% interest and Mr. Wadsworth had a 4.2% interest. In connection with the purchase, the Company formed a special committee of its Independent Directors to negotiate the transaction on its behalf. The purchase price for the building was approximately $2,919,000. The total consideration paid consisted of 22,264 Units valued at $634,000 ($28.50 per Unit) and the assumption of an existing loan. The Company believes the terms of the sale were no less favorable to the Company than could have been negotiated by the Company with unaffiliated third parties.

     On April 22, 1997, Mr. Wadsworth purchased from Mid-America Apartments, L.P. (the "Partnership") 50,000 Units at a price equal to the fair market value of the Units. Simultaneously, the Company loaned Mr. Wadsworth $195,000 (an amount equal to 15% of the purchase price of the Units) which is payable in equal annual installments over 5 years from the date of the purchase and bears interest at the applicable federal rate of interest as defined by the Internal Revenue Code of 1986, as amended. In addition, the Company has agreed to pay a bonus to Mr. Wadsworth, for so long as he remains employed by the Company, in an amount equal to the debt service on the loan from the Company to Mr. Wadsworth. The loan will become due and payable and the bonus agreement will terminate if Mr. Wadsworth voluntarily terminates his employment with the Company. On March 31, 1998, Mr. Wadsworth purchased from the Partnership 50,000 Units at a price equal to the fair market value of the Units. Simultaneously, the Company loaned Mr. Wadsworth $211,000 (an amount equal to 15% of the purchase price of the Units) which is payable in equal annual installments over 5 years from the date of purchase and bears interest at the applicable federal rate of interest. In addition, the Company has agreed to pay a bonus to Mr. Wadsworth, for so long as he remains employed by the Company in an amount equal to the debt service on the loan from the Company to Mr. Wadsworth. The loan will become due and payable and the bonus agreement will terminate if Mr. Wadsworth voluntarily terminates his employment with the Company.

     On April 22, 1997, Mr. Bolton purchased from the Partnership 60,000 Units at a price equal to the fair market value of the Units. Simultaneously, the Company loaned Mr. Bolton $234,000 (an amount equal to 15% of the purchase price of the Units) which is payable in equal annual installments over 5 years from the date of the purchase and bears interest at the applicable federal rate of interest. In addition, the Company has agreed to pay a bonus to Mr. Bolton, for so long as he remains employed by the Company, in an amount equal to the debt service on the loan from the Company to Mr. Bolton. The loan will become due and payable and the bonus agreement will terminate if Mr. Bolton voluntarily terminates his employment with the Company. On March 31, 1998, Mr. Bolton purchased from the Partnership 50,000 Units at a price equal to the fair market value of the Units. Simultaneously, the Company loaned Mr. Bolton $211,000 (an amount equal to 15% of the purchase price of the Units) which is payable in equal annual installments over 5 years from the date of purchase and bears interest at the applicable federal rate of interest. In addition, the Company has agreed to pay a bonus to Mr. Bolton, for so long as he remains employed by the Company in an amount equal to the debt service on the loan from the Company to Mr. Bolton. The loan will become due and payable and the bonus agreement will terminate if Mr. Bolton voluntarily terminates his employment with the Company.

     On April 29, 1997, Mr. Cates purchased from the Company 75,000 shares of Common Stock at a price equal to the fair market value of the Common Stock. Simultaneously, the Company loaned Mr. Cates $291,000 (an amount equal to 15% of the purchase price of the Units) which is payable in equal annual installments over 5 years from the date of the purchase and bears interest at the applicable federal rate of interest. In addition, the Company has agreed to pay a bonus to Mr. Cates, for so long as he remains employed by the Company, in an amount equal to the debt service on the loan from the Company to Mr. Cates. The loan will become due and payable and the bonus agreement will terminate if Mr. Cates voluntarily terminates his employment with the Company. On March 17, 1998, Mr. Cates purchased from the Partnership 50,000 shares of Common Stock at a price equal to the fair market value of the Common Stock. Simultaneously, the Company loaned Mr. Cates $210,000 (an amount equal to 15% of the purchase price of the Units) which is payable in equal annual installments over 5 years from the date of purchase and bears interest at the applicable federal rate of interest. In addition, the Company has agreed to pay a bonus to Mr. Cates, for so long as he remains employed by the Company in an amount equal to the debt service on the loan from the Company to Mr. Cates. The loan will become due and payable and the bonus agreement will terminate if Mr. Cates voluntarily terminates his employment with the Company.

     All transactions involving related parties must be approved by a majority of the disinterested members of the Company's Board of Directors. Each of the transactions described above was approved in such a manner. The Company has, and expects to have, transactions in the ordinary course of its business with directors and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

                                                                                                   LONG TERM COMPENSATION
                                                              ANNUAL COMPENSATION               ----------------------------
                                                    ----------------------------------------      RESTRICTED
                                                                              OTHER ANNUAL          STOCK
NAME AND POSITION                           YEAR    SALARY($)    BONUS($)    COMPENSATION($)      AWARDS($)       OPTIONS(#)
----------------------------------------   ------   ---------    --------    ---------------    --------------    ----------
George E. Cates.........................    1997    $272,000     $42,331         $--               $--              40,000
  Chairman, Chief Executive                 1996     255,137       --            --                 --              25,000
  Officer, and Director                     1995     257,500      67,500         --                 --               --

H. Eric Bolton..........................    1997     166,251      22,762         --                 --              33,000
  President, Chief Operating                1996     136,670      15,770         --                 --              15,000
  Officer, and Director                     1995     108,400      20,800         --                 --              12,500

Simon R. C. Wadsworth...................    1997     136,974      22,192         --                 --              27,000
  Executive Vice President,                 1996     135,187       --            --                 --              27,000
  Chief Financial Officer and Director      1995     131,400      36,000         --                 --               2,500

     OPTION GRANTS AS OF DECEMBER 31, 1997 The following table provides information on option grants during the year ending December 31, 1997 to the executive officers listed in the table above.

                               INDIVIDUAL GRANTS

                                                                                                       POTENTIAL
                                                                                                      REALIZATION
                                                                                                        VALUE AT
                                                                                                    ASSUMED RATES OF
                                                       % OF TOTAL                                  ANNUAL STOCK PRICE
                                                         OPTIONS                                    APPRECIATION FOR
                                                       GRANTED TO       EXERCISE                      OPTION TERM
                                           OPTIONS    EMPLOYEES IN       PRICE       EXPIRATION   --------------------
                                           GRANTED     FISCAL YEAR     ($/SHARE)        DATE         5%         10%
                                           -------    -------------    ----------    ----------   ---------  ---------
George E. Cates.........................   40,000         19.0%          $29.50        2/12/07    $ 742,096  $1,880,616
H. Eric Bolton..........................   33,000          15.7           29.50        2/12/07      612,229  1,551,508
Simon R. C. Wadsworth...................   27,000          12.8           29.50        2/12/07      500,915  1,269,416

     AGGREGATED OPTION EXERCISES THROUGH DECEMBER 31, 1997 The following table provides information on options held by the executive officers listed above through December 31, 1997 and the value of each of their unexercised options at December 31, 1997

                                                                        NUMBER OF SHARES
                                                                           UNDERLYING
                                              EXERCISED OPTIONS        UNEXERCISED OPTIONS
                                           -----------------------    AT DECEMBER 31, 1997     VALUE OF UNEXERCISED
                                             SHARES                   ---------------------    IN-THE-MONEY OPTIONS
                                            ACQUIRED       VALUE          EXERCISABLE/            AT DECEMBER 31,
NAME                                       ON EXERCISE    REALIZED        UNEXERCISABLE               1997(1)
----------------------------------------   -----------    --------    ---------------------    ---------------------
George E. Cates.........................      --            --            49,000/96,000          $398,087/$358,528
H. Eric Bolton..........................      --            --             9,500/53,500              29,099/54,354
Simon R. C. Wadsworth...................      8,000       $43,460         13,000/48,500              59,444/83,917

------------

(1) Based upon the closing price of the Company's Common Stock on the NYSE on December 31, 1997 of $28.563 per share.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     There were no compensation committee interlocks in 1997, and no insider participated in decisions related to his compensation in 1997.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors is composed of Independent Directors. The Compensation Committee is responsible for ensuring that a proper balance of current compensation and longer-term equity-based rewards are offered to executive management to provide incentives to increase shareholder value.

     Each executive officer's compensation is determined annually by the Committee, including base salary, discretionary cash bonuses, and stock incentive awards. The Company's compensation policy is to reward performance which leads to long term growth in shareholder value per share, as exemplified by growth in funds from operations per share, which the Committee believes is a primary measure of performance. The Committee has reviewed the Compensation plans of other multi-family REITs of similar size and performance to the Company and attempts to be competitive on a total compensation basis.

BASE SALARY

     Each executive officer's base salary is based upon the competitive market for the executive officer's services, including the executive's specific responsibilities, experience and overall performance. The Committee attempts to reward long term performance, and it is the objective of the Company to set base salaries at or below the level of median base salary level of the Company's peers in its industry.

ANNUAL INCENTIVE COMPENSATION

     The Committee awards discretionary year-end bonuses which are tied to achieving specific goals for growth in funds from operations per share and other specific individual and Company goals which it believes are instrumental in building long term value. The Committee sets the Company's bonus formula annually.

AMENDED AND RESTATED 1994 RESTRICTED STOCK AND STOCK OPTION PLAN

     The Amended and Restated 1994 Restricted Stock and Stock Option Plan (the "1994 Plan") is the Company's long-term incentive plan for executive officers and other selected employees. The objective of the program is to retain and motivate executives to improve long-term stock performance. The Compensation Committee has the authority, within limitations set forth in the 1994 Plan, (i) to establish rules and regulations concerning the 1994 Plan, (ii) to determine the persons to whom options and restricted securities may be granted (iii) to fix the number of shares of Common Stock to be covered by each option and (iv) to set the terms and provisions of each option and restricted security to be granted. Stock options are generally granted at the prevailing market value and will only have value if the Company's stock increases.

NON-QUALIFIED EXECUTIVE DEFERRED COMPENSATION PLAN

     The non-qualified deferred compensation plan is the Company's long-term incentive plan for key employees who are not qualified for participation in the Company's 401(k). Under the terms of the plan, key employees may elect to defer a percentage of their compensation and the Company matches a portion of their salary deferral with similar provisions as apply for the Company's 401(k). The plan is designed so that the employees' investment earnings under the non-qualified plan should be the same as the earning assets in the Company's 401(k).

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Cates' base salary was $272,000 for the year ended December 31, 1997. The Compensation Committee considered the annual base salary of Mr. Cates to be competitive with comparable REITs in the Company's geographic area. The terms of Mr. Cates' employment contract provides for certain severance payments in the event of death or disability or upon termination by the Company without cause or by the employee with cause. The agreement contains a non-competition provision which prohibits Mr. Cates, except as an officer or employee of the Company, from engaging directly or indirectly in the acquisition, development, operation, management, leasing or landscaping of any multifamily community. This prohibition extends to all multifamily communities wherever located, during the term of employment and to multifamily properties within 30 miles of any multifamily community owned by the Company after termination of such employment.

                                          COMPENSATION COMMITTEE
                                          John J. Byrne, III (Chairman)
                                          John S. Grinalds
                                          Robert F. Fogelman
                                          O. Mason Hawkins
                                          Ralph Horn

PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total return to the shareholders of Mid-America Apartment Communities, Inc. ("MAA") to the S&P 500 and the Equity Total Return index prepared by the National Association of Real Estate Investment Trusts ("NAREIT") assuming a base share price of $100 for the Common Stock and each index for comparison purposes and assuming all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

INDEX                2/4/94    12/31/94    12/31/95   12/31/96   12/31/97
------------         ------    --------    --------   --------   --------
MAA                  100.00      142.20      142.63     180.11     192.35
S & P 500            100.00       98.02      134.72     165.65     220.91
NAREIT Equity REITs  100.00      100.26      115.56     156.31     187.98

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers to file with the Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to furnish the Company with copies of all forms filed.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to the Company's directors and executive officers were completed on a timely basis, except General Grinalds inadvertently failed to file timely a Form 3, which was subsequently filed.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
               EACH OF THE NOMINEES FOR CLASS I DIRECTORS AND THE
                         NOMINEE FOR CLASS III DIRECTOR

PROPOSAL NO. 2

               RATIFICATION OF SELECTION OF KPMG PEAT MARWICK LLP
                        AS THE 1998 INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for 1998. KPMG Peat Marwick LLP served as independent auditors of the Company for the year ended December 31, 1997. Representatives of the firm will be present at the Annual Meeting, have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1998.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          ADOPTION OF PROPOSAL NO. 2.

                SHAREHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholders' proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company no later than January 5, 1999 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the person named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with his best judgment.

     Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission. Requests should be directed to Mark S. Martini, Secretary, Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 340, Memphis, Tennessee, 38138, which is the address of the Company's principal executive offices.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ MARK S. MARTINI
                                          Mark S. Martini
                                          SECRETARY

April 30, 1998

   PROXY                                           NO. OF SHARES _______________
                      MID-AMERICA APARTMENT COMMUNITIES, INC.
              6584 POPLAR AVENUE, SUITE 340, MEMPHIS, TENNESSEE 38138

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints George E. Cates, Simon R.C. Wadsworth, and Mark S. Martini as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated below, all the shares of common stock of Mid-America Apartment Communities, Inc. (the "Company") held of record by the undersigned on April 13, 1998 at the annual meeting of shareholders to be held on June 4, 1998, or any adjournment thereof.

     1.  ELECTION OF THREE CLASS I DIRECTORS AND ONE CLASS III DIRECTOR

        [ ]FOR ALL NOMINEES LISTED BELOW   [ ]WITHHOLD AUTHORITY to vote for all
         nominees listed below

         (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below).

          John J. Byrne III    Robert F. Fogelman    John F. Flournoy
          John S. Grinalds

     2. RATIFICATION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998

                [ ]FOR RATIFICATION           [ ]AGAINST RATIFICATION

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                     (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                             (CONTINUED FROM OTHER SIDE)

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of all nominees and for all proposals.

                                            DATED: _______________________, 1998

                                                 Please sign exactly as name
                                            appears to left. When shares are
                                            held by joint tenants, both should
                                            sign. When signing as attorney,
                                            executor, administrator, trustee or
                                            guardian, please give full title as
                                            such. If a corporation, please sign
                                            full corporate name by President or
                                            other authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.
                                            ____________________________________
                                                         Signature
                                            ____________________________________
                                                Signature (if held jointly)

 Please mark, sign, date and return the proxy card promptly using the enclosed envelope.